Exhibit 10.34

SABRE INDUSTRIES, INC.
STOCK OPTION NOTICE & AGREEMENT
(2011 OMNIBUS INCENTIVE PLAN)

Sabre Industries, Inc. (“Sabre”), pursuant to its 2011 Omnibus Incentive Plan (the “Plan”), hereby notifies the Participant identified below of an Award of an Option to purchase Common Stock as set forth below (the “Award” or “Option”). This Option shall be issued as a Non-Qualified Stock Option and is subject to all of the terms and conditions as set forth in this Stock Option Notice & Agreement (the “Agreement”) and the Plan (a copy of which is attached).  Capitalized terms not otherwise defined in this Agreement are as set forth in the Plan.

Participant:

Grant Date:	The date of the consummation of an initial public offering of Sabre’s Common Stock (an “IPO”)

Maximum Number of Shares Subject to Award:

Vesting Schedule:

Vesting Date	Number of Shares Subject To Award Vested
July 31, 2011
October 31, 2011
January 31, 2012
April 30, 2012
July 31, 2012
October 31, 2012
January 31, 2013
April 30, 2013
July 31, 2013
October 31, 2013
January 31, 2014
April 30, 2014

Exercise Price:	The price of a share of Common Stock pursuant to the IPO.

Expiration of Award:	The tenth anniversary of the Grant Date

A Participant who does not timely disclaim this Award as described below will be deemed to have accepted this Award and the terms of this Agreement and the Plan.  The  Participant’s acceptance of the Award indicates acknowledged receipt and understanding of, and agreement to, the terms and conditions of this Agreement and the Plan, and further indicates acknowledged understanding that this Agreement and the Plan set forth the entire understanding between Participant and Sabre regarding the Stock Option awarded herein and supersedes all prior oral and written agreements relating to this Award (but not with respect to other awards previously granted and delivered to Participant under the Plan or any other plan sponsored by Sabre).  To disclaim this Award, the Participant must notify the Chief Financial Officer of Sabre (or his designate), in writing, before the close of business on the Grant Date that he does not agree to the terms of this Agreement or the Plan.  In such case, the Award contemplated herein will be terminated and deemed void ab initio.

SABRE INDUSTRIES, INC.

By:

Title:

STOCK OPTION NOTICE & AGREEMENT

SABRE INDUSTRIES, INC. (the “Company”) hereby grants on the Grant Date to the Participant (“Optionee”) an option (“Option”) to purchase the maximum number of shares of Common Stock in the form of a Non-Qualified Stock Option, at the Exercise Price, all of which are as indicated on the first page of this Agreement, subject to the following:

1.                                       Relationship to Plan.  This Option is granted pursuant to the Sabre Industries, Inc. 2011 Omnibus Incentive Plan (the “Plan”), a copy of which has been provided to the Optionee, and is in all respects subject to the terms, conditions and definitions of the Plan which shall be administered by the Board of Directors of the Company or a Committee appointed by the Board of Directors of the Company pursuant to the terms of the Plan (the “Committee”).  The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan (including without limitation, provisions relating to expiration of this Option and adjustment of the number of shares subject to this Option and the exercise price therefore).  The Optionee further agrees that all decisions under the interpretations of the Plan by the Board of Directors or the Committee shall be final, binding and conclusive upon the Optionee and his or her heirs.

2.                                       Time of Exercise.  Subject to paragraphs 4 - 6 below, this Option shall be exercisable in installments in accordance with the vesting schedule set out on the first page of this Agreement.   Upon vesting, and subject to all terms and conditions of this Agreement and the Plan, the Optionee shall be eligible to purchase the number of shares of Company Common Stock equal to that percentage of the Option that has vested for the Exercise Price indicated on page 1 of this Agreement.  This Option will remain exercisable in full or in part until the tenth anniversary of the Grant Date, unless the Option has earlier terminated in accordance with the provisions of this Agreement or of the Plan.

3.                                       Methods of Exercise.  This Option shall be exercisable by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased.  Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock (for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion).  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

4.                                       Vesting and Exercise on Change in Control.  If the Committee so determines at the time of a Change in Control in its discretion and in accordance with Section 12.1 of the Plan, the Optionee may become eligible to purchase any and all shares of Company Common Stock covered by this Option and this Option may become immediately vested and exercisable upon the occurrence of a Change in Control.  Notwithstanding anything contained herein or in the Plan to the contrary, the Committee may, in its sole discretion and whether or not it also determines to fully vest the Option at the time of a Change in Control, perform a “cashless exercise” upon the occurrence of a Change in Control on the Optionee’s behalf in accordance with Sections 12.1(b) and (c) of the Plan, to the extent permitted by applicable law, and the Optionee’s acceptance of this Award constitutes his acceptance of such cashless exercise upon its occurrence.

5.                                       Exercise on Termination of Employment.  Upon the Optionee’s Termination of employment from the Company for any reason other than Cause, including resignation (before Retirement), Retirement, death or termination of service with the Company due to Disability, then the Optionee may exercise this Option at any time within a period of one (one) year after such Termination to the extent that this Option is exercisable (vested) on the date of such Termination.  If the Company terminates the Optionee’s Employment for Cause, then this Option shall terminate immediately upon such Termination and may no longer be exercised.

6.                                       Cancellation and Rescission.  Notwithstanding anything contained herein or in the Plan to the contrary, this Option shall not be subject to the provisions of the Plan regarding Detrimental Activity.

RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
SABRE INDUSTRIES, INC. 2011 OMNIBUS INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”), made as of the 25th day of May, 2011, by and between Sabre Industries, Inc. (the “Company”) and                  (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Sabre Industries, Inc. 2011 Omnibus Incentive Plan (the “Plan”), a copy of which has been delivered to the Participant, which is administered by the Company’s Board of Directors or a committee appointed by the Company’s Board of Directors (the “Committee”);

WHEREAS, pursuant to Section 8.1 of the Plan, the Committee may grant to Eligible Employees shares of common stock of the Company (“Common Stock” or the “Shares”) in the amount set forth below;

WHEREAS, the Company desires to grant the Participant Restricted Stock upon the occurrence of an IPO (as defined below);

WHEREAS, the Participant is an Eligible Employee under the Plan; and

WHEREAS, such Shares are to be subject to certain restrictions.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Grant of Shares.  Subject to the restrictions, terms and conditions of this Agreement, effective as of the date (the “Grant Date”) of the consummation of an initial public offering of the Company’s Common Stock (an “IPO”) the Company hereby awards to the Participant                shares of validly issued Common Stock.  Pursuant to Section 2 hereof, the Shares are subject to certain restrictions, which restrictions relate to the passage of time as an employee or other service provider of the Company or its Affiliates.  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.                                       Restrictions on Transfer.  The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in the Plan or Agreement.  Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

3.                                       Restricted Stock.

(a)                                  Retention of Certificates.  Promptly after the Grant Date, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through uncertificated book entry or another similar method pursuant to Section 7 herein.  The stock certificates shall be registered in the Participant’s name and shall bear any legend required under the Plan or Section 4 of this Agreement.  Such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed.  Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock.

(b)                                 Rights with Regard to Restricted Stock.  The Participant will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of Shares of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that:  (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property (as defined below) during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; (iv) any RS Property will be subject to the restrictions provided in Sections 3(c), 3(d) and 3(e) hereof; and (v) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.

(c)                                  Treatment of Dividends and Other RS Property.  In the event the Participant receives a dividend on the Restricted Stock or the Shares of Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including those of Sections 3(d) and 3(e), as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”  Unless otherwise determined by the Committee, any RS Property issued in the form of cash will not be reinvested in Shares and will be held uninvested and without interest until delivered to the Participant within 30 days of the end of the Restriction Period as determined by the Committee, if the related Restricted Stock becomes vested.

(d)                                 Vesting.

(i)                                     The Restricted Stock granted pursuant to Section 1 above shall vest and cease to be Restricted Stock in equal installments of one-third (1/3rd) of the shares of Restricted Stock on each of the first three (3) anniversaries of the Grant Date, provided that the Participant has not incurred a Termination of Employment prior to such vesting date.

(ii)                                  There shall be no proportionate or partial vesting in the periods prior to the vesting date and all vesting shall occur only on the vesting date; provided that no Termination of Employment has occurred prior to such date.

(iii)                               When any Shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using book entry, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4 hereof and deliver to the Participant any related other RS Property, subject to applicable withholding.

(e)                                  Forfeiture.  The Participant shall forfeit to the Company, without compensation, any and all unvested Restricted Shares upon the Participant’s Termination of Employment for any reason.  Notwithstanding anything contained herein or in the Plan to the contrary, this Option shall not be subject to the provisions of the Plan regarding Detrimental Activity.

(f)                                    Withholding.  The Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable foreign, federal, state, provincial and local taxes that the Company is required to withhold at any time.  In the absence of such arrangements, any statutorily required withholding obligation may, as determined at the sole discretion of the Committee, be satisfied by delivery to the Company of Shares of Common Stock issuable under this Agreement equal to the statutorily required withholding obligation.

(g)                                 Section 83(b).  If the Participant properly elects (as permitted by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock.  The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.

(h)                                 Delivery Delay.  The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state or provincial law or of any regulations of any governmental authority or any national securities exchange.

4.                                       Legend.  All certificates representing the Restricted Stock shall have endorsed thereon the following legends:

(a)                                  “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Sabre Industries, Inc. (the “Company”) 2011 Omnibus Incentive Plan (as amended from time to time, the “Plan”) and an Agreement entered into between the registered owner and the Company dated                     .  Copies of such Plan and Agreement are on file at the principal office of the Company.”

(b)                                 Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event shall the Company be obligated to deliver a certificate representing the Restricted Stock prior to the vesting date set forth above.

5.                                       No Obligation to Continue Employment.  This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s employment or compensation.

6.                                       Power of Attorney.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

7.                                       Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable foreign, federal, state or provincial law, the Committee may, issue the Shares in the form of uncertificated shares.  Such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

8.                                       Rights as a Stockholder.  The Participant shall have all rights of a stockholder with respect to any Shares covered by the Restricted Stock, except with respect to the right to Transfer any Shares covered by the Restricted Stock during the Restriction Period or except as otherwise specifically provided for in this Agreement or the Plan.

9.                                       Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

10.                                 Amendment.  To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan.  Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.  The award of Restricted Stock pursuant to this Agreement is not intended to be considered “deferred compensation” for purposes of Section 409A of the Code.  With respect to any dividends and other RS Property, however, this Agreement is intended to comply with the applicable requirements of Section 409A of the Code relating to “short-term deferrals” thereunder, and shall be limited, construed and interpreted in a manner so as to comply therewith.

11.                                 Notices.  Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Sabre Industries, Inc.
1120 Welsh Road, Suite 210
North Wales, PA 19454
Attention:  General Counsel

If to the Participant, to the address on file with the Company.

12.                                 Acceptance.  As required by Section 8.2 of the Plan, the Participant must accept this award of Restricted Stock by executing this Agreement within a period of 60 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide).  In the event that the Restricted Stock is not accepted within such time period, this Agreement shall be null and void ab initio and this award of Restricted Stock shall not be valid.

13.                                 Miscellaneous.

(a)                                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

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(b)                                 This Agreement shall be governed and construed in accordance with the laws of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

(c)                                  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(d)                                 The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SABRE INDUSTRIES, INC.

Date:

Date:
Participant

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